Exhibit T3G

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

ANKURA TRUST COMPANY, LLC

(Exact name of trustee as specified in its charter)

New Hampshire	82-3832470
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)
140 Sherman Street, 4th Floor
Fairfield, CT	06824
(Address of principal executive offices)	(Zip code)

Lynn Poss Veblen

Deputy General Counsel and Senior Managing Director

Ankura Trust Company, LLC

485 Lexington Avenue, 10th Floor

New York, NY 10017

(646) 291-8512

(Name, address and telephone number of agent for service)

BlockFi Lending LLC

(Exact name of obligor as specified in its charter)

Delaware	61-1865017
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

201 Montgomery Street, Suite 263
Jersey City, NJ	07302
(Address of principal executive offices)	(Zip code)

BlockFi Interest Accounts

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
New Hampshire Banking Department	53 Regional Drive, Suite 200, Concord, N.H. 03301

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

15.	Foreign Trustee.

Not applicable.

16.	List of Exhibits.

1.	A copy of the Certificate of Formation of Ankura Trust Company, LLC as now in effect.

2.	A copy of the State of New Hampshire — Office of the Bank Commissioner Certificate to Conduct Business for the Trustee, dated January 25, 2018.

3.	A copy of the State of New Hampshire Certificate to Exercise Corporate Trust Powers for the Trustee, dated January 23, 2018 (Certificate of Endorsement).

4.	A copy of the existing Limited Liability Company Agreement of the Trustee.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.

A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority (Call Report Schedule RC-T for quarter ending December 31, 2021).

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, Ankura Trust Company, LLC, a trust company organized and existing under the laws of the State of New Hampshire, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in Fairfield, Connecticut, on the 24th day of March, 2022.

ANKURA TRUST COMPANY, LLC

By:	/s/ James J. McGinley
James J. McGinley
Chief Executive Officer

Exhibit 1

Exhibit 1

State of New Hampshire
Banking Department
53 Regional Drive, Suite 200
Concord, New Hampshire 03301
Telephone: (603) 271-3561
FAX: (603) 271-1090 or (603) 271-0750

Certificate of Endorsement

Amended and Restated Certificate of Formation - Ankura Trust Company, LLC

By my signature below, I hereby confirm Ankura Trust Company, LLC applied for approval to amend its Certificate of Formation pursuant to RSA 383-A:3-316. On March 22, 2019, the New Hampshire Banking Department approved Ankura Trust Company, LLC’s application. The attached Amended and Restated Certificate of Formation is a true and accurate copy of the certificate so approved.

/s/ Gerald H. Little
Gerald H. Little
Date 3/22/19	Bank Commissioner
State of New Hampshire
Banking Department

TDD Access: Relay NH 1-800-735-2964

AMENDED AND RESTATED CERTIFICATE OF FORMATION

OF

ANKURA TRUST COMPANY, LLC

Pursuant to the authority granted under RSA Chapter 383-C, Ankura Trust Parent, LLC, the sole member, hereby organizes a trust company as a limited liability company under RSA Chapter 304-C as follows:

ARTICLE I

NAME

The name of the trust company is Ankura Trust Company, LLC (“Trust Company”).

ARTICLE II

PURPOSES

The Trust Company is organized as a limited liability company under RSA Chapter 383-C, as such law now exists or may be hereafter amended, and shall have and may exercise all the express, implied and incidental powers conferred upon trust companies under the act. The Trust Company shall not accept deposits or make loans.

ARTICLE III

DURATION

The duration of the Trust Company shall be perpetual.

ARTICLE IV

MEMBERSHIP INTERESTS

The amount of the authorized membership interests in the Trust Company shall be 1000, each having a nominal value of $1000.00. The sole member is Ankura Trust Parent, LLC (“Member”).

ARTICLE V

BOARD OF MANAGERS

The Trust Company shall be managed by a Board of Managers appointed by the Member and shall consist of not less than five persons, as determined by the Member.

ARTICLE VI

LIMITATION ON MANAGER LIABILITY

No Manager of the Trust Company shall be personally liable to the Trust Company or its Member for monetary damages for breach ·of fiduciary duty as a Manager notwithstanding any provision of law imposing such liability, except liability:

(a) For any breach of the Manager’s duty disloyalty to the Trust Company or its Member;

(b) For acts of or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or

(c) With respect to any transaction from which the Manager derived an improper personal benefit.

No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a Manager of the Trust Company under this Article for acts or omissions occurring prior to such amendment or repeal. In construing the provisions of this Article, it is intended hereby to provide the Managers of the Trust Company with the full protection available to managers of a limited liability company under the New Hampshire Business Limited Liability Company Act (RSA Chapter 304-C).

ARTICLE VII

LIMITED LIABILITY COMPANY AGREEMENT

The Limited Liability Company Agreement of the Trust Company shall establish the procedures and standards of conduct for the regulation of the internal affairs of the Trust Company. The Limited Liability Company Agreement shall be adopted by the Member of the Trust Company and may be amended from time to time as provided therein.

ARTICLE VIII

AMENDMENTS

Subject to the approval of New Hampshire Bank Commissioner, this Amended and Restated Certificate of Formation may be amended by the Member.

ARTICLE IX

REGISTERED AGENT

The registered agent and address is National Registered Agents, Inc., 9 Capitol Street, Concord, New Hampshire 03301.

IN WITNESS WHEREOF, the Member has executed this Amended and Restated Certificate of Formation as of this 12th day of February, 2019.

2

Exhibit 2

Exhibit 2

State of New Hampshire office of the bank Commissioner This is to certify that Ankura Trust Company, LLC has complied with all requirements of RSA 383-A Now, therefore, under the authority vested in me as Bank Commissioner, I hereby authorize Ankura Trust Company, LLC to begin transaction of business effective January 25, 2018. Dated: 1/25/2018 /s/ Gerald H. Little Gerald H. Little Bank Commissioner

Exhibit 3

Exhibit 3

State of New Hampshire
Banking Department
53 Regional Drive, Suite 200
Concord, New Hampshire 03301
Telephone: (603) 271-3561
FAX: (603) 271-1090 or (603) 271-0750

Certificate of Endorsement

By my signature below, I hereby confirm the New Hampshire Banking Department approved Ankura Trust Company, LLC to operate as a New Hampshire-chartered trust company.

/s/ Emelia A.S. Galdieri
Date 1/23/18	Emelia A.S. Galdieri
Deputy Bank Commissioner
State of New Hampshire
Banking Department

TDD Access: Relay NH 1-800-735-2964

Exhibit 4

Exhibit 4

ANKURA TRUST COMPANY LLC

A New Hampshire Limited Liability Company

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of 12/22/17

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

LIMITED LIABILITY COMPANY AGREEMENT

OF

ANKURA TRUST COMPANY LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of ANKURA TRUST COMPANY, LLC (the “Company”) dated as of 12/22/17, is adopted, executed and agreed to by Ankura Trust Parent, LLC, a Delaware limited liability company, (the “Member”) under the laws of the State of New Hampshire and in accordance with the provisions of the New Hampshire Limited Liability Company Act (RSA 304-C) and any successor statute, as amended from time to time, governing the affairs of the Company and the conduct of its business.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Member hereby agree as follows:

ARTICLE I

The Limited Liability Company

1.1 Formation. The Member has formed the Company as a limited liability company formed pursuant to the provisions of the RSA 304-C and RSA 383-C. A Certificate of Formation for the Company (the “Certificate of Formation”) has been filed in the Office of the Secretary of State of the State of New Hampshire in conformity with the RSA 304-C and RSA 383-C.

1.2 Name. The name of the Company is “Ankura Trust Company, LLC” and its business shall be carried on in such name with such variations and changes as the Board (as hereinafter defined) shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.

1.3 Business Purpose; Powers. The Company is formed for the purpose of engaging in a trust company business pursuant to RSA 383-C. The Company shall possess and may exercise all the powers and privileges granted by the RSA 383-C or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

1.4 Registered Office and Agent. The location of the registered office of the Company in the State of New Hampshire is 9 Capitol Street, Concord, New Hampshire 03301. The Company’s Registered Agent at such address is National Registered Agents, Inc.

1.5 Term. Subject to the provisions of Article VI below, the Company shall have perpetual existence.

ARTICLE II

The Member

2.1 The Member. The name and address of the Member is as follows:

Name	Address
Ankura Trust Parent, LLC	750 Third Avenue, 28th Floor
New York, N.Y. 10017

2.2 Actions by the Member; Meetings. The Member shall have the right to vote on any Company matter as permitted under the Certificate of Formation or this Agreement or under any nonwaivable provision of RSA 304-C. The actions by the Member permitted hereunder may be taken at a meeting called by the Board or the Member or by written consent without a meeting. Meetings of the Member may be called at any time by the Member.

2.3 Liability of the Member. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member.

2.4 Lack of Authority. The Member (in its capacity as such) shall have no the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures on behalf of the Company, unless such specific authority has been expressly granted to and not revoked from the Member by the Board, and the Member hereby consents to the exercise by the Board of the powers conferred on it by law and this Agreement.

2.5 Admission of Members. New members shall be admitted only upon the approval of the Member and the New Hampshire Bank Commissioner.

ARTICLE III

The Board

3.1 Management by Board of Managers.

(a) Subject to such matters which are expressly reserved under nonwaivable provisions of applicable law to the Member for decision and Section 3.6, (A) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a board of managers (the “Board”), and (B) the Board may make all decisions and take all actions for the Company not otherwise provided for in this Agreement.

(b) The Board may act (A) by resolutions adopted at a meeting and by written consents pursuant to Section 3.4, or (B) by delegating power and authority to any Officer pursuant to Section 3.7.

3.2 Composition and Election of Board of Managers

(a) Number and Designation. The board shall consist of no fewer than five (5) individuals (each. a ‘‘Manager”). The number of Managers on the Board shall be the number serving pursuant to clauses (i) through (iii) of this Section 3.2(a). The Board shall at all times be comprised of the following persons:

(i) four (4) Managers designated by the Member (each a “Company Manager’’ and, collectively, the “Company Managers”), who initially shall be Kevin Lavin, Roger Carlile, David Sawyer and James J. McGinley;

(ii) one (1) Managers or more designated by the Member, who is not an employee or equity investor of Member or its affiliates and is independent from management (each a “Independent Manager”), who initially shall be Carl Toriello; and

(iii) such additional Managers as may be appointed by the Member (each, an “Additional Manager”)

3.3 Term. Members of the Board shall serve from their designation in accordance with the terms hereof until their resignation, death or removal in accordance with the terms hereof. Members of the Board need not be members and need not be residents of the State of New Hampshire. A person shall become a Manager and member of the Board effective upon receipt by the Company at its principal place of business of a written acceptance addressed to the Board (or at such later time or upon the happening of some other event specified in such acceptance) of such person’s appointment pursuant to Section 3.2(a). A member of the Board may resign as such by delivering his, her or its written resignation to the Company at the Company’s principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(a) Removal. The removal from the Board (with or without cause) of any Manager shall be upon (and only upon) the written demand of the Member; provided that, in the event any Company Manager or Additional Manager ceases to be an employee of the Company, Ankura Holdings, LP, or any of their respective subsidiaries (collectively the “Company Group”) for any reason, such Company Manager or Additional Manager shall, at such time, be automatically removed from the Board.

(b) Vacancies. If any designee under Section 3.2(a) for any reason ceases to serve as a member of the Board, the resulting vacancy on the Board shall be filled by the Member.

(c) Reimbursement. The Company shall pay or cause to be paid all reimbursable out-of-pocket costs and expenses incurred by each Manager incurred in the course of his or her service hereunder, including in connection with attending regular and special meetings of the Board.

(d) Compensation of Managers. Except as approved in writing by the Member, Company Managers shall receive no compensation for serving in such capacity.

3.4 Action by the Board.

(a) Quorum: Voting. A quorum for the transaction of business shall consist of a majority of the Managers, except that at least two Company Managers must be present at any meeting of the Board (including for purposes of actions taken pursuant to Section 3.4(c)) in order to constitute a quorum. The act of the Managers that have a majority of the total votes present at a meeting of the Board at which a quorum is present shall be the act of the Board. Once a quorum is present to commence a meeting of the Board, such quorum shall be broken as soon as no Company Manager remains present at such meeting and no further business may be transacted at such meeting until such time as a quorum shall again be present. A Manager who is present at a meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

(b) Meetings. Regular meetings of the Board may be held at such times and places as shall be determined from time to time by resolution of the Board. Notice of regular meetings shall not be required. Special meetings of the Board may be called by the Member on at least 24 hours’ notice to each Managers. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(c) Action by Written Consent. Any action permitted or required by the RSA 304-C, the Certificate of Formation or this Agreement to be taken at a meeting of the Board may be taken without a meeting, without notice and without a vote if a consent in writing, setting forth the action to be taken, is signed by at least one Company Manager and the Managers that have at least the number of votes required to take such action at a meeting of the Board if all Managers were present at such meeting. Decisions may be made through electronic mail. In the case of an electronic mail, a precise description of the proposed action to all Managers at their respective electronic mail addresses as maintained in the records of the Trust Company and as updated from time to time upon the request of a Manager. The Managers shall respond by electronic mail stating whether or not they are in favor of the proposed action, and the responses of the Managers collectively shall be deemed an action by written consent. Any such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of New Hampshire, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board.

(d) Telephone Conference. Subject to the requirements of RSA 304-C, the Certificate of Formation or this Agreement for notice of meetings, the Managers may participate in and hold a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(e) Information. Each Manager shall receive: (i) all notices and other materials as and when provided to any Manager in connection with meetings or actions of the Board; and (ii) copies of all minutes, resolutions and consents of the Board reasonably promptly after approval thereof; provided that, the Company may withhold any notices and/or materials from a Manager if the Board determines that such notice and/or material is related to the actions, employment, compensation or review of such Manager. For the avoidance of doubt, no action of the Board shall be deemed to be unauthorized or in breach of this Agreement as a result of non-compliance with this Section 3.4(e).

3.5 Power to Bind Company. None of the Managers (acting in their capacity as such) shall have authority to bind the Company to any third party with respect to any matter unless the Board shall have approved such matter and authorized such Manager(s) to bind the Company with respect thereto.

3.6 Certain Consent Rights. Without the prior written consent of the Member, the Company shall not, and the Board and the Officers shall cause the Company not to:

(a) liquidate or file a voluntary petition for bankruptcy or take any action related to bankruptcy, insolvency, dissolution, or winding up;

(b) amend the Company’s organizational documents (including recapitalizations and changes in equity interest or capital);

(c) alter the Company’s principal lines of business;

(d) change of jurisdiction or legal form of the Company;

(e) create board committees, delegate powers to board committees or modify the powers of any board committees;

(f) enter into material contracts outside the ordinary course of business;

(g) engage in affiliate transactions other than between members of the Company Group;

(h) redeem or repurchase any debt or equity securities;

(i) adopt or amend any employee benefit or incentive (whether cash or equity) plan or make any issuances under any such plan;

(j) incur any indebtedness for borrowed money or guarantee the indebtedness or obligations of any person;

(k) make any loans, advances or investments to or in other persons, other than members of the Company Group;

(I) initiate an initial public offering or grant any registration rights;

(m) undertake an acquisition, sale, merger, spin-off, joint-venture or other strategic transaction;

(n) change the Company’s independent auditor;

(o) make significant tax elections or change significant tax, accounting, investment or risk management policies; ·

(p) approve the Company’s annual budget and any material expenditures outside of the approved budget or intentionally deviate from the applicable annual budget;

(q) commence or settle any material litigation or dispute; or

(r) approve any material agreements with regulatory authorities or consent to any material regulatory orders.

3.7 Officers and Related Persons. The officers of the Company (the “Officers”), if any, shall be appointed by the Board in its sole discretion, and the Board may assign such officers titles including, but not limited to, “chief executive officer,” “president,” ‘‘vice president,” “treasurer,” “secretary,” “assistant secretary,” “managing director,” “chief financial officer,” and such other officers and assistant officers as may be deemed necessary or desirable by the Board. Any Officers so appointed will have such authority and perform such duties as the Board may, from time to time, delegate to them. No Officer need be a Member or a member of the Board and any number of offices may be held by a single person. The salaries and other compensation, if any, of the Officers shall be fixed from time to time by the Board. Any Officer may resign, in writing, as such at any time and such resignation will be effective at the time specified in the written resignation, or if no time is specified, at the time the written resignation is received by the Company. Any Officer may be removed as such, either with or without cause, at any time by the Board or the Member. In the event that any Officer ceases to be an employee of any member of the Company Group for any reason, such Officer shall, at such time, be automatically removed from each applicable office.

ARTICLE IV

Capital Structure and Contributions

4.1 Capital Structure. The capital structure of the Company shall consist of one class of common interests (the “Common Units”). All Common Units shall be identical with each other in every respect. The Member shall own all of the Common Units issued and outstanding, as set forth on Schedule I attached hereto.

4.2 Capital Contributions. From time to time, the Board may determine that the Company requires capital and may request the Member to make capital contribution(s) in an amount determined by the Board. A capital account shall be maintained for the Member, to which contributions and profits shall be credited and against which distributions and losses shall be charged.

ARTICLE V

Profits, Losses and Distributions

5.1 Profits and Losses. For financial accounting and tax purposes, the Company’s net profits or net losses shall be determined on an annual basis in accordance with the manner determined by the Board. In each year, profits and losses shall be allocated entirely to the Member.

5.2 Distributions. The Board shall determine profits available for distribution and the amount, if any, to be distributed to the Member, and shall authorize and distribute on the Common Units, the determined amount when, as and if declared by the Board. The distributions of the Company shall be distributed entirely to the Member.

ARTICLE VI

Dissolution

Subject to the approval of the Bank Commissioner, the Company may be dissolved and its affairs wound up pursuant to RSA 383-C:10.

ARTICLE VII

Transfer of Common Units of the Company

Subject to the approval of the New Hampshire Bank Commissioner, the Member may sell, assign, transfer, convey, gift, exchange or otherwise dispose of any or all of its Common Units and, upon receipt by the Company of a written agreement executed by the person or entity to whom such Common Units are to be transferred agreeing to be bound by the terms of this Agreement as amended from time to time, such person shall be admitted as a member.

ARTICLE VIII

Exculpation and Indemnification

8.1 Exculpation. Notwithstanding any other provisions of this Agreement, whether express or implied, or any obligation or duty at law or in equity, no Member, Manager or current or former manager, officers, employees, affiliates, representatives or agents of any of the foregoing, nor any officer, employee, representative or agent of the Company (individually, a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Company or any other person for any act or omission since the formation of the Company (in relation to the Company, its property or the conduct of its business or affairs, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of the Company and is within the scope of authority granted to such Covered Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence.

8.2 Indemnification. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (“Claims”), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of the Company or which relates to or arises out of the Company or its property, business or affairs. A Covered Person shall not be entitled to indemnification under this Section 8.2 with respect to (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person’s rights to indemnification hereunder or (B) was authorized or consented to by the Board or Member. Expenses incurred by a Covered Person in defending any Claim shall be paid by the Company in advance of the final disposition of such Claim upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 8.2.

8.3 No Right of Partition. No Member as a unitholder shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

8.4 Amendments. Any repeal or modification of this Article VIII by the Member shall not adversely affect any rights of such Covered Person pursuant to this Article VIII, including the right to indemnification and to the advancement of expenses of a Covered Person existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE IX

Miscellaneous

9.1 Tax Treatment. Unless otherwise determined by the Member, the Company shall be a disregarded entity for U.S. federal income tax purposes (as well as for any analogous state or local tax purposes), and the Member and the Company shall timely make any and all necessary elections and filings for the Company treated as a disregarded entity for U.S. federal income tax purposes (as well as for any’analogous state or local tax purposes).

9.2 Amendments. Amendments to this Agreement shall be approved in writing by the Member. An amendment shall become effective as of the date specified in the approval of the Member or if none is specified as of the date of such approval or as otherwise provided in the RSA 304-C.

9.3 Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall be ineffective to the extent of such invalidity or unenforceability; provided, however, that the remaining provisions will continue in full force without being impaired or invalidated in any way unless such invalid or unenforceable provision or clause shall be so significant as to materially affect the expectations of the Member regarding this Agreement. Otherwise, any invalid or unenforceable provision shall be replaced by the Member with a valid provision which most closely approximates the intent and economic effect of the invalid or unenforceable provision.

9.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State ofNew Hampshire without regard to the principles of conflicts of laws thereof.

9.5 Limited Liability Company. The Member intends to form a limited liability company and does not intend to form a partnership under the laws of the State of New Hampshire or any other laws.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Limited Liability Company Agreement as of the day first above written.

ANKURA TRUST PARENT, LLC

By:	Ankura Intermediate Holdings, LP
Its:	Member

By:	/s/ Roger Carlile
Name:	Roger Carlile
Its:	Chief Executive Officer

Signature Page to Agreement of Limited Liability Company Agreement of [Ankura Trust Company], LLC

SCHEDULE I

Name of Member	Number of Common Units
Ankura Trust Parent, LLC	1,000

Exhibit 6

Exhibit 6

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, ANKURA TRUST COMPANY, LLC hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: March 24, 2022

By:	/s/ James J. McGinley
James J. McGinley
Chief Executive Officer & President

Exhibit 7

Exhibit 7

Instructions:

This worksheet replaces the FFIEC 041 Report filing for Non-Depository Trust Companies

Please do not change the formatting, location of cells, or add calculations to the cells. The Department will be merging the information into a database and these changes will inhibit our ability to import the file.

The worksheets found in the excel file are based on the FFIEC 041 report. When filling out the forms please follow the instructions found at http://www.fdic.gov/regulations/resources/call/index.html. All New Hampshire non-depository trust companies must file quarterly. Disregard any instructions that state or imply quarterly filing is not necessary. When completing the call report, all dollar amounts should be rounded to thousands.

The “Attestation” worksheet needs to be printed off and signed as detailed on the worksheet. After the necessary signatures are gathered, the form needs to be mailed to the department. This needs to be received no later than 30 days after the quarter end.

The Department is requesting additional information to be reported quarterly on Call Report Schedule RC-T for those institutions or their subsidiaries offering fiduciary and related services. Please be aware that this particular Call Report schedule will differ from the FFIEC forms & instructions give the presence of two additional reporting items in the Memoranda section of Schedule RC-T. New reporting will include the following: 1) Accounts where the institution is named or serves as a fiduciary of an account to be funded at a later date (“dry trusts”), and 2) Accounts where the institution is named or serves as “Trust Protector”.

Information:

Name of Institution:	Ankura Trust Company LLC
Filing Period (Quarter ending):	31-Dec-21
Date Report was emailed:	31-Dec-21

Information on person to contact with question on this call report filing

	Primary Contact	Secondary Contact
Name:	Ryan M. Roy	James J. McGinley
Phone Number:	646-528-4393	917-446-0136
E-Mail Address:	Ryan.Roy@ankura.com	James.McGinley@ankura.com

USA PATRIOT ACT Section 314(a) Anti-Money Laundering Contact Information:

To facilitate the 314(a) process, you will need to provide the following information for two (2) individuals who will serve as the Point of Contact (POC) for your institution. Any changes to the POCs will need to be reported in writing to the New Hampshire Banking Department.

	Primary Contact	Secondary Contact
POC Name:	Krista Gulalo	Beth Micena
POC Title:	Managing Director	Senior Director
Mailing Address:
Street	140 Shearman Street	140 Shearman Street
PO Box	4th Floor	4th Floor
City, State, Zip	Fairfield, CT 06824	Fairfield, CT 06824
Email Address:	Krista.Gulalo@ankura.com	Beth.Micena@ankura.com
Phone Number:	203-319-6900	203-319-6900
FAX Number:

Attestation

This report is required by RSA 383-A:5-510

Name of Institution: Ankura Trust Company LLC

Date report was sent electronically to the New Hampshire Banking Department: December 31, 2021

Information in the report is for Quarter Ending: December 31, 2021

NOTE: The report must be signed by an authorized officer and attested to by not less than two directors (trustees).

I, Ryan M. Roy, Senior Managing Director

    Typed Name and Title of Officer Authorized to Sign Report of the named bank do hereby declare that the report sent electronically to the New Hampshire Banking Department has been prepared in conformance with the instructions issued by the FFIEC and are true to the best of my knowledge and belief.

/s/ Ryan M. Roy	1/28/2022
Signature of Office Authorized to Sign Report	Date of Signature

We, the undersigned directors (trustees), attest to the correctness of the report sent electronically to the New Hampshire Banking Department and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instruction issued by the FFIEC and is true and correct.

James J. McGinley
Signature of Director (Trustee)	Printed Name of Director (Trustee)

Philip J. Gund
Signature of Director (Trustee)	Printed Name of Director (Trustee)

Signature of Director (Trustee)	Printed Name of Director (Trustee)

The signed “Attestation” needs to be received by the department no later than 30 days after the quarter end.

Attestation

This report is required by RSA 383-A:5-510

Name of Institution: Ankura Trust Company LLC

Date report was sent electronically to the New Hampshire Banking Department: December 31, 2021

Information in the report is for Quarter Ending: December 31, 2021

NOTE: The report must be signed by an authorized officer and attested to by not less than two directors (trustees).

I, Ryan M. Roy, Senior Managing Director

    Typed Name and Title of Officer Authorized to Sign Report of the named bank do hereby declare that the report sent electronically to the New Hampshire Banking Department has been prepared in conformance with the instructions issued by the FFIEC and are true to the best of my knowledge and belief.

1/28/2022
Signature of Office Authorized to Sign Report	Date of Signature

We, the undersigned directors (trustees), attest to the correctness of the report sent electronically to the New Hampshire Banking Department and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instruction issued by the FFIEC and is true and correct.

/s/ James J. McGinley	James J. McGinley
Signature of Director (Trustee)	Printed Name of Director (Trustee)

/s/ Philip J. Gund	Philip J. Gund
Signature of Director (Trustee)	Printed Name of Director (Trustee)

Signature of Director (Trustee)	Printed Name of Director (Trustee)

The signed “Attestation” needs to be received by the department no later than 30 days after the quarter end.

Schedule RI — Income Statement

All Report of Income schedules are to be entered on a calendar year-to-date basis in thousands of dollars.

1		Interest Income:
1. a.		Interest and fee income on loans:
	(1)	Loans secured by real estate
(a) Loans secured by 1-4 family residential properties
(b) All other loans secured by real estate
	(2)	Commercial and industrial loans
	(3)	Loans to individuals for household, family, and other personal expenditures:
(a) Credit cards
(b) Other (includes revolving credit plans other than credit cards, automobile loans, and other consumer loans)
	(4)	Not Applicable
	(5)	All other loans
	(6)	Total interest and fee income on loans (sum of items 1.a.(1)(a) through 1.a.(5))
1. b.		Income from lease financing receivables
1. c.		Interest income on balances due from depository institutions
1. d.		Interest and dividend income on securities
	(1)	U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)
	(2)	Mortgage-backed securities
	(3)	All other securities (includes securities issued by states and pol. subdivisions in the U.S.)
1. e.		Not Applicable
1. f.		Interest income on federal funds sold and securities purchased under agreements to resell
1. g.		Other interest income
1. h.		Total interest income (sum of items 1.a.(6) through 1.g)
2.		Interest expense:
2. a.		Interest on deposits:
	(1)	Transaction accounts (interest-bearing demand deposits, NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)
	(2)	Nontransaction accounts:
(a) Savings deposits (includes MMDAs)
(b) Time deposits of $250,000 or less
(c) Time deposits of more than $250,000
2. b.		Expense of federal funds purchased and securities sold under agreements to repurchase
2. c.		Interest on trading liabilities and other borrowed money
2. d.		Interest on subordinated notes and debentures
2. e.		Total interest expense (sum of items 2.a though 2.d)
3.		Net interest income (item 1.h minus 2.e)
4.		Provision for loan and lease losses
5.		Noninterest income:
5. a.		Income from fiduciary activities	3,993
5. b.		Service charges on deposit accounts
5. c.		Trading revenue
5. d.	(1)	Fees and commissions from securities brokerage
	(2)	Investment banking, advisory, and underwriting fees and commissions
	(3)	Fees and commissions from annuity sales
	(4)	Underwriting income from insurance and reinsurance activities
	(5)	Income from other insurance activities
5. e.		Venture capital revenue
5. f.		Net servicing fees
5. g.		Net securitization income
5. h.		Not applicable
5. i.		Net gains (losses) on sales of loans and leases
5. j.		Net gains (losses) on sales of other real estate owned
5. k.		Net gains (losses) on sales of other assets
5. l.		Other noninterest income*
5. m.		Total noninterest income (sum of items 5.a though 5.l)		3,993
6. a.		Realized gains (losses) on held-to-maturity securities
b.		Realized gains (losses) on available-for-sale securities
7.		Noninterest expense:
7. a.		Salaries and employee benefits	2,688

7. b.	Expenses of premises and fixed assets (net of rental income) (excluding salaries and employee benefits and mortgage interest)
7. c.	(1) Goodwill impairment losses
	(2) Amortization expense and impairment losses for other intangible assets
7. d.	Other noninterest expense*	1,451
7. e.	Total noninterest expense (sum of items 7.a though 7.d)		4,139
8. a.	Income (loss) before unrealized holding gains (losses) on equity securities not held for trading, applicable income taxes, and discontinued operations (item 3 plus or minus items 4, 5.m, 6.a, 6.b and 7.e)		(146)
8. b.	Unrealized holding gains (losses) on equity securities not held for trading
8. c.	Income (loss) before applicable income taxes and discontinued operations (sum of items 8.a and 8.b)		(146)
9.	Applicable income taxes (on item 8.c.)
10.	Income (loss) before discontinued operations (item 8.c minus item 9)		(146)
11.	Discontinued operations, net of applicable income taxes
12.	Net income (loss) attributable to bank and noncontrolling (minority) interests (sum of items 10 and 11)		(146)
13.	LESS: Net income (loss) attributable to noncontrolling (minority) interests (if net income, report as a positive value; if net loss, report as a negative value)
14.	Net income (loss) attributable to bank (item 12 minus item 13)		(146)

*	Describe on Schedule RI-E - Explanations

Schedule RI - Continued

All Report of Income schedules are to be entered on a calendar year-to-date basis in thousands of dollars.

Memoranda

14.	Other-than-temporary impairment losses on held-to-maturity and available-for-sale debt securities recognized in earnings (included in Schedule RI, items 6.a and 6.b

*	Memoranda Items 1-13 and 15 Omitted

Schedule RI-A — Changes in Equity Capital

	Indicate decreases and losses in parentheses.	Dollar Amounts in Thousands
1.	Total bank equity capital most recently reported for the December 31, 2021, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	2,978
2.	Cumulative effect of changes in accounting principles and corrections of material accounting errors*	(82)
3.	Balance end of previous calendar year as restated (sum of items 1 and 2)
4.	Net income (loss) attributable to bank (must equal Schedule RI, item 14)	(146)
5.	Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions)
6.	Treasury stock transactions, net
7.	Changes incident to business combinations, net
8.	LESS: Cash dividends declared on preferred stock
9.	LESS: Cash dividends declared on common stock
10.	Other comprehensive income
11.	Other transactions with stockholders (including a parent holding company)* (not included items 5, 6, 8, or 9 above)
12.	Total bank equity capital end of current period (sum of items 3 through 11) (must equal Schedule RC, item 27.a)	2,750

*

Schedule RI-E — Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Dollar Amounts in Thousands
1.		Other noninterest income (from Schedule RI, item 5.l)
Itemize and describe amounts greater than $100,000 that exceed 7% of Schedule RI, item 5.l:
1. a.		Income and fees from the printing and sale of checks
1. b.		Earnings on/increase in value of cash surrender value of life insurance
1. c.		Income and fees from automated teller machines (ATMs)
1. d.		Rent and other income from other real estate owned
1. e.		Safe deposit box rent
1. f.		Bank card and credit card interchange fees
1. g.		Income and fees from wire transfers not reportable as service charges on deposit accounts
1. h.
1. i.
1. j.
2.		Other noninterest expense (from Schedule RI, item 7.d)
Itemize and describe amounts greater than $100,000 that exceed 7% of Schedule RI, item 7.d:
2. a.		Data processing expenses	794
2. b.		Advertising and marketing expenses
2. c.		Directors’ fees	195
2. d.		Printing, stationery, and supplies
2. e.		Postage
2. f.		Legal fees and expenses
2. g.		FDIC deposit insurance assessments
2. h.		Accounting and auditing expenses	180
2. i.		Consulting and advisory expenses
2. j.		Automated teller machine (ATM) and interchange expenses
2. k.		Telecommunications expenses
2. l.		Other real estate owned expenses
2. m.		Insurance expenses (not included in employee expenses, premises and fixed asset expenses, and other real estate owned expenses
2. n.
2. o.
2. p.
3.		Discontinued operations and applicable income tax effect (from Schedule RI, item 11) (itemize and describe each discontinued operation):
3. a.	(1)
	(2)	Applicable income tax effect
3. b.	(1)
	(2)	Applicable income tax effect
4.		Cumulative effect of changes in accounting principles and corrections of material accounting errors (from Schedule RI-A, item 2) (itemize and describe all such effects):
4. a.		Effect of adoption of current expected credit losses methodology - ASU 2016-13
4. b.		Effect of adoption of lease accounting standard - ASC Topic 842
4. c.		2020 Bonus and related taxes expense true-up	(82)
4. d.
5.		Other transactions with stockholders (including parent holding company) (from Schedule RI-A, item 11)
(itemize and describe all such transactions):
5. a.
5. b.
6.		Adjustments to allowance for credit losses (itemize and describe all adjustments)
6. a.		Initial allowances for credit losses recognized upon the acquisition of purchased credit-detriorated assets on or after the effective date of ASU 2016-13
6. b.		Effect of adoption of current expected credit losses methodology on allowance for credit losses
6. c.
6. d.
7.		Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):
Comments? (Yes or No)
Other explanations (please type or print clearly):

Schedule RC — Balance Sheet

Dollar Amounts in Thousands

ASSETS

1.	Cash and balances due from depository institutions :
1. a.	Noninterest-bearing balances and currency and coin	4,818
1. b.	Interest-bearing balances
2.	Securities:
2. a.	Held-to-maturity securities (from Schedule RC-B, column A)
2. b.	Available-for-sale securities (from Schedule RC-B, column D)
2. c.	Equity securities with readily determinable fair values not held for trading
3.	Federal funds sold and securities purchased under agreements to resell:
3. a.	Federal funds sold
3. b.	Securities purchased under agreements to resell
4.	Loans and lease financing receivables:
4. a.	Loans and leases held for sale
4. b.	Loans and leases held for investment
4. c.	LESS: Allowance for loan and lease losses
4. d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)
5.	Trading assets
6.	Premises and fixed assets (including capitalized leases)
7.	Other real estate owned
8.	Investments in unconsolidated subsidiaries and associated companies
9.	Direct and indirect investments in real estate ventures
10.	Intangible assets
11.	Other assets (from Schedule RC-F)	265
12.	Total assets (sum of items 1 though 11)		5,083

LIABILITIES

13.	Deposits:
13. a.	In domestic offices:
(1) Noninterest-bearing
(2) Interest-bearing
13. b.	Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase:
14. a.	Federal funds purchased
14. b.	Securities sold under agreements to repurchase
15.	Trading liabilities
16.	Other borrowed money (includes mortgage indebtedness)
17/18	Not applicable
19.	Subordinated notes and debentures
20.	Other liabilities (from Schedule RC-G)	2,333
21.	Total liabilities (sum of items 13 through 20)		2,333
22.	Not applicable

EQUITY CAPITAL

23.	Perpetual preferred stock and related surplus
24.	Common Stock
25.	Surplus (exclude all surplus related to preferred stock)
26. a.	Retained earnings	(2,760)
26. b.	Accumulated other comprehensive income
26. c.	Other equity capital components	5,510
27. a.	Total bank equity capital (sum of items 23 through 26.c)	2,750
27. b.	Noncontrolling (minority) interests in consolidated subsidiaries
28.	Total equity capital (sum of items 27.a and 27.b)		2,750
29.	Total liabilities and equity capital (sum of items 21 and 28)		5,083

Memorandum

Indicate in the box at the right the year of the last completed audit, that conforms to the standards listed in NH RSA 383-A:5-509, “Annual Audits”.	2020

Schedule RC-B — Securities

Dollar Amounts in Thousands
			Held to maturity		Available for sale
			(Column A) Amortized Cost	(Column B) Fair Value	(Column C) Amortized Cost	(Column D) Fair Value
1.		U.S. Treasury securities
2.		U.S. Government agency and sponsored agency obligations (exclude MBS):
3.		Securities issued by states and political subdivisions in the U.S.
4.		Mortgage-backed securities (MBS):
4. a.		Residential mortgage pass-through securities:
	(1)	Guaranteed by GNMA
	(2)	Issued by FNMA and FHLMC
	(3)	Other pass-through securities
4. b.		Other residential mortgage-backed securities (include CMOs, REMICs and stripped MBS):
	(1)	Issued or guaranteed by U.S. Government agencies or sponsored agencies
	(2)	Collateralized by MBS issued or guaranteed by U.S. Government agencies or sponsored agencies
	(3)	All other residential MBS
4. c.		Commercial MBS:
	(1)	Commercial mortgage pass-through securities
(a) Issued or guaranteed by FNMA, FHLMC, or GNMA
(b) Other pass-through securities
	(2)	Other commercial MBS:
(a) Issued or guaranteed by U.S. Government agencies or sponsored agencies
(b) All other commercial MBS
5.		Asset-backed securities and structured financial products:
a.		Asset-backed securities (ABS)
b.		Structured financial products:
6.		Other debt securities:
6. a.		Other domestic debt securities
6. b.		Other foreign debt securities
7.		Investments in mutual funds and other equity securities with readily determinable fair values
8.		Total (sum of items 1 through 7) (total of column A must equal Schedule RC, item 2.a) (total of column D must equal Schedule RC, item 2.b)

Memoranda

Dollar Amounts in Thousands
1.		Pledged securities [1]

1 Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

Schedule RC-F — Other Assets

Dollar Amounts in Thousands
1.		Accrued interest receivable
2.		Net deferred tax assets
3.		Interest-only strips receivable (not in the form of a security)
4.		Equity securities without readily determinable fair values
5.		Life insurance assets:
	a.	General account life insurance assets
	b.	Separate account life insurance assets
	c.	Hybrid account life insurance assets
6.		All other assets (itemize and describe amounts greater than $100,000 that exceed 25% of this item)
6.	a.	Prepaid expenses	92
6.	b.	Repossessed personal property (including vehicles)
6.	c.	Derivatives with a positive fair value held for purposes other than trading
6.	d.	FDIC loss-sharing indemnification assets
6.	e.	Computer software
6.	f.	Accounts receivable	173
6.	g.	Receivables from foreclosed government-guaranteed mortage loans
6.	h.
6.	i.
6.	j.
7.		Total (sum of items 1 through 6) (must equal Schedule RC, item 11)		265

Schedule RC-G — Other Liabilities

		Dollar Amounts in Thousands
1. a.	Interest accrued and unpaid on deposits
1. b.	Other expenses accrued and unpaid (includes accrued income taxes payable)
2.	Net deferred tax liabilities
3.	Allowance for credit losses on off-balance sheet credit exposures
4.	All other liabilities (itemize and describe amounts greater than $100,000 that exceed 25% of this item)		2,333
4. a.	Accounts payable	1,077
4. b.	Deferred compensation liabilities
4. c.	Dividends declared but not yet payable
4. d.	Derivatives with a negative fair value held for purposes other than trading
4. e.	Operating lease liabilities
4. f.	Deferred Revenue	1,256
4. g.
4. h.
5.	Total (sum of items 1 though 4) (must equal Schedule RC, item 20)		2,333

(Continued)— Schedule RC-T — Fiduciary and Related Services

Dollar Amounts in Thousands
		(Column A) Number of Issues	(Column B) Principal Amount Outstanding
2.	Corporate trust and agency accounts:
2.a.	Corporate and municipal trusteeships	15	6,523,286
(1) Issues reported in Memorandum item 2.a. that are in default
2.b.	Transfer agent, registrar, paying agent, and other corporate agency

		(Column A) Number of Funds	(Column B) Market Value of Fund Assets
3.	Collective investment funds and common trust funds:
3. a.	Domestic equity
3. b.	International/Global equity
3. c.	Stock/Bond blend
3. d.	Taxable bond
3. e.	Municipal bond
3. f.	Short term investments/Money market
3. g.	Specialty/Other
3. h.	Total collective investment funds (sum of Memorandum items 3.a through 3.g)

		(Column A) Gross Losses Managed Accounts	(Column B) Gross Losses Non- Managed Accounts	(Column C) Recoveries
4.	Fiduciary settlements, surcharges, and other losses:
4. a.	Personal trust and agency accounts
4. b.	Employee benefit and retirement-related trust and agency accounts
4. c.	Investment management and investment advisory agency accounts
4. d.	Other fiduciary accounts and related services
4. e.	Total fiduciary settlements, surcharges, and other losses (sum of Memorandum items 4.a through 4.d) (sum of columns A and B minus column C must equal Schedule RC-T, item 24)

Number of Accounts
5.	Accounts where the institution is named or serves as a fiduciary of an account to be funded at a later date

Number of Accounts
6.	Accounts where the institution is named or serves as “Trust Protector”

Schedule RC-T — Fiduciary and Related Services

		(Column A) Managed Assets Amount	(Column B) Non-Managed Assets Amount	(Column C) Number of Managed Accounts	(Column D) Number of Non-Managed Accounts
FIDUCIARY AND RELATED ASSETS (Dollar Amounts in Thousands)
4.	Personal trust and agency accounts
5.	Employee benefit and retirement-related trust and agency accounts:
5. a.	Employee benefit — defined contribution
5. b.	Employee benefit — defined benefit
5. c.	Other employee benefit and retirement-related accounts
6.	Corporate trust and agency accounts		12,916,769		84
7.	Investment management and investment advisory agency accounts
8.	Foundation and endowment trust and agency accounts
9.	Other fiduciary accounts
10.	Total fiduciary accounts (sum of items 4 through 9)		12,916,769		84
11.	Custody and safekeeping accounts
12.	Not applicable
13.	Individual Retirement Accounts, Health Savings Accounts, and other similar accounts (included in items 5.c and 11)

FIDUCIARY AND RELATED SERVICES INCOME (Dollar Amounts in Thousands)
14.	Personal trust and agency accounts
15.	Employee benefit and retirement-related trust and agency accounts:
15. a.	Employee benefit — defined contribution
15. b.	Employee benefit — defined benefit
15. c.	Other employee benefit and retirement-related accounts
16.	Corporate trust and agency accounts	3,993
17.	Investment management and investment advisory agency accounts
18.	Foundation and endowment trust and agency accounts
19.	Other fiduciary accounts
20.	Custody and safekeeping accounts
21.	Other fiduciary and related services income
22.	Total gross fiduciary and related services income (sum of items 14 through 21) (must equal Schedule RI, item 5.a)
23.	Less: Expenses	4,139
24.	Less: Net losses from fiduciary and related services
25.	Plus: Intracompany income credits for fiduciary and related services
26.	Net fiduciary and related services income	(146)

		(Column A) Personal Trust and Agency and Investment Management Agency Accounts	(Column B) Employee Benefit and Retirement Related Trust and Agency Accounts	(Column C) All Other Accounts
Memoranda
1.	Managed assets held in fiduciary accounts:
1. a.	Noninterest-bearing deposits
1. b.	Interest-bearing deposits
1. c.	U.S. Treasury and U.S. Government agency obligations
1. d.	State, county and municipal obligations
1. e.	Money market mutual funds
1. f.	Equity mutual funds
1. g.	Other mutual funds
1. h.	Common trust funds and collective investment funds
1. i.	Other short-term obligations
1. j.	Other notes and bonds
1. k.	Investments in unregistered funds and private equity investments
1. l.	Other common and preferred stocks
1. m.	Real estate mortgages
1. n.	Real estate
1. o.	Miscellaneous assets
1. p.	Total managed assets held in fiduciary accounts (for each column, sum of Memorandum items 1.a through 1.o)

		(Column A) Managed Assets	(Column B) Number of Managed Accounts
1. q.	Investments of managed fiduciary accounts in advised or sponsored mutual funds